EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                  NEWS RELEASE

                SUITE101.COM, INC. ANNOUNCES SIGNING OF LETTER OF
                 AGREEMENT TO ACQUIRE A CARRIED INTEREST IN AN
           EXPLORATORY OIL AND GAS BLOCK OFF THE EAST COAST OF INDIA.

Toronto, Ontario, Canada., March 4, 2003 - Suite101.com, Inc. (OTC BB: BOWG) announced today that it has signed a letter of agreement to acquire all the outstanding capital stock of GeoGlobal Resources (India) Inc. (GeoGlobal) in exchange for shares of common stock of Suite101.com, Inc. (the "Company").

GeoGlobal holds a 5% carried interest in the oil and gas exploration block KG-OSN-2001/03, also referred to as Block 7 under National Exploration Licensing Policy III (NELP III), offshore the east coast of India covering approximately 457,000 acres . GeoGlobal's interest will be carried for 100% of its entire share of any costs during the exploration phase prior to the start date of initial commercial production. The Company and GeoGlobal are conducting due diligence and negotiating the terms of a definitive agreement. The completion of the transaction is subject to the outcome of those due diligence activities and the successful negotiation, execution and closing of a definitive agreement. The parties presently expect to be able to complete the transaction before the end of the first quarter of 2003.

The adjacent Block D-6 is operated by Reliance Industries of India in partnership with Niko Resources Ltd. (TSX-NKO) and the Government of India. Niko stated in a press release dated October 31, 2002 that the operator estimates gas in-place on Block D-6 in excess of 7 trillion cubic feet.

The shares of GeoGlobal are intended to be acquired from Mr. Jean Paul Roy in exchange for an aggregate maximum of 34.0 million shares of the Company's common stock. The letter of agreement provides that of such shares, at the closing under the definitive agreement to be executed, the Company will issue and deliver to Mr. Roy 14.5 million shares and also deliver to Mr. Roy its promissory note in the principal amount of $2.0 million. The note, which bears no interest, is to be payable $1.0 million on March 31, 2003, $500,000 on June 30, 2003 and $500,000 on June 30, 2004 and secured by GeoGlobal's interest in the exploration block. The letter agreement further provides that the remaining
19.5 million shares are to be issued in the name of Mr. Roy as principal subject to an escrow of the shares whereby 14.5 million shares will be released for delivery to Mr. Roy only if the results of a 3D seismic program to be conducted on the exploration block during the initial exploration phase establishes the existence of a commercial basis for the commencement of an exploratory drilling program, or upon the actual commencement of a drilling program. The final 5.0 million shares will be released only if a commercial discovery is declared on the exploration block. Shares not released to Mr. Roy from the escrow will be surrendered back to the Company. Mr. Roy will retain a 5% carried interest in the Exploration Block and GeoGlobal will have a right of first refusal to purchase that carried interest. Mr. Roy will have the voting rights of the shares during the term of the escrow.

The letter of agreement provides that the definitive agreement will contain numerous other terms and conditions, including, among others, that, subject to stockholder approval, the name of the Company will be changed to GeoGlobal Resources Inc. or such other name as is selected by the Board and, at the closing of the transaction, the composition of the Board and the Company's executive officers will be restructured to include Mr. Jean Paul Roy as a Director and President, Mr. Graham M. Notman as the interim Chief Executive Officer, and Mr. Allan J. Kent as Executive Vice President, Chief Financial Officer and Director. Messrs. John K. Campbell and Brent J. Peters will remain as Directors and Messrs. Mitchell G. Blumberg and Douglas F. Loblaw will resign from the Board. The letter of agreement further provides that at the closing Mr. Roy is to enter into a three-year employment contract with the Company at a salary of $250,000 per year and options will be granted under the Company's stock option plan to officers, Directors, employees and consultants of GeoGlobal to purchase 2.0 million shares of Common Stock exercisable at not less than $1.00 per share.

The letter of agreement contains restrictions on the conduct of each of the parties business activities until the definitive agreement is executed or the letter of agreement is terminated and each party has agreed to the imposition of terms restricting them from dealing with or entertaining offers from other persons relating to any business combination or material transaction until April 30, 2003 or the definitive agreement is executed. Other than its 5% carried interest in the exploration block, GeoGlobal has no revenues, material operations, assets or material liabilities. If completed, the transaction would be accounted for as a reverse acquisition.

GeoGlobal, Gujarat State Petroleum Corporation Limited and Jubilant Enpro Limited are parties to a Production Sharing Contract dated February 4, 2003 with The Government of India which grants to the contractors the right to conduct seismic surveying and exploratory drilling activities on exploration block KG-OSN-2001/3 for a period of up to 6-1/2 years. Under the first of the three phases of exploration operations, fourteen exploration wells are to be drilled over a period of up to 2-1/2 years. Under the remaining two phases of the exploration operations, an additional six exploration wells are to be drilled.

The letter of agreement also provides that, subject to Board of Directors' approval, subsequent to the closing under the Agreement and promptly thereafter, the Company proposes to make an offering of shares of its Common Stock not registered under the U.S. Securities Act of 1933, as amended, with the amount of shares offered intended to raise a minimum of $4.0 million. The intended purpose of the offering is to raise additional working capital for the Company. The securities intended to be offered will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

There can be no assurance that the exploratory drilling will result in any discovery of hydrocarbons or that any hydrocarbons as are discovered will be in commercially recoverable quantities. In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered. The presence of hydrocarbon reserves on contiguous properties is no assurance or necessary indication that hydrocarbons will be found on BlockKG-OSN-2001/3.

GeoGlobal's carried interest position arises out of an agreement it entered into with Gujarat State Petroleum Corporation Limited whereby GeoGlobal is carried for 100% of its share of any costs incurred during the three-phase exploration operations. Under the terms of the carried interest agreement, GeoGlobal will not receive any share of any production from the exploration block until Gujarat State Petroleum Corporation Limited has recovered GeoGlobal's share of the expenses it paid.

There can be no assurance that the outcome of the Company's due diligence activities with regard to GeoGlobal will be favorable or that the Company and Mr. Roy will successfully negotiate a definitive agreement. Pursuing the transaction will involve material risks to the Company and can result in material dilution to the Company's stockholders.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the future business plans and activities of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future business activities or changes in those activities and involve risks and uncertainties. There are numerous risks and uncertainties involved in the Company's intentions to acquire the unproved minority interest in the exploration area, including the possibilities that the Company's due diligence activities to be conducted will not be supportive of pursuing the transaction, that the Company and Mr. Roy will not be successful in negotiating a definitive agreement, that a closing under the definitive agreement does not occur, and that no discoveries of hydrocarbons are made on the exploration block or, if discovered, that such discoveries are not determined to be commercially productive. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. There can be no assurance that any transaction will be entered into, will be commercially successful or result in revenues to the Company. Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov.
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CONTACT:
Brent Peters, Chief Financial Officer
Suite101.com, Inc.
Tel:  416-628-5901
Fax:  416-628-5911